                                                                EXHIBIT 23.2

                        [LETTERHEAD OF ERNST & YOUNG]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation of our reports dated February 26, 1996, March 7, 1997 and March 6, 1998 with respect to the balance sheets of Marwal Systems as of December 31, 1995, December 31, 1996 and December 31, 1997, and the related statements of income for the years then ended, which reports are included or incorporated by reference in the Form 10-K of Walbro
Corporation, into the Company's previously filed Registration Statement File Numbers 33-20841, 33-32068 and 33-48562.




                                        ERNST & YOUNG Audit


                                        /s/ Gilles Meyer
                                        --------------------
                                            Gilles Meyer




April 14, 1998